SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

__________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  August 1, 2018

CITIZENS COMMUNITY BANCORP, INC.
(Exact name of registrant as specified in its charter)

Maryland
(State or other jurisdiction of incorporation)

001-33003	20-5120010
(Commission File Number)	(I.R.S. Employer I.D. Number)

2174 EastRidge Center, Eau Claire, Wisconsin	54701
(Address of Principal Executive Offices)	(Zip Code)

715-836-9994
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933. (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter.)
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.     Entry into a Material Definitive Agreement

On August 1, 2018, Citizens Community Bancorp, Inc. (the “Company”) entered into a Business Credit Agreement (as amended by the General Rider attached thereto, the “Loan Agreement”) with Chippewa Valley Bank (“CVB”) evidencing a $7,500,000 revolving loan (the “Revolving Loan”) and issued a Business Note (as amended by the General Rider attached thereto, the “Note”) in favor of CVB in an initial principal amount of $10,000,000.

The Revolving Loan matures on August 1, 2019 and the Note matures on August 1, 2030. The Company’s obligations under the Loan Agreement and the Note are secured by a pledge of all of the issued and outstanding shares of common stock of Citizens Community Federal N.A., a wholly-owned subsidiary of the Company (“CCF”), (the “Collateral”) pursuant to the Collateral Pledge Agreement by the Company in favor of CVB dated as of August 1, 2018 (as amended by the General Rider attached thereto, the “Pledge Agreement”). The Revolving Loan and the Note each bear interest at a variable rate based on the U.S. Prime Rate as published in the Wall Street Journal, and are payable in accordance with the terms of the Loan Agreement and the Note, respectively. The proceeds from the Note will be used to refinance existing indebtedness under the Company’s loan agreement with First Tennessee Bank National Association (the “Existing Loan Agreement”), pay transaction fees and expenses and for general corporate purposes. The proceeds from the Revolving Loan will be used for general corporate purposes. On August 1, 2018, the Company repaid all outstanding obligations under and terminated the Existing Loan Agreement and all security and other loan documents entered into in connection therewith.

The Loan Agreement, the Note, and the Pledge Agreement contain certain customary affirmative and negative covenants. The Pledge Agreement also provides restrictions on the Company’s ability to sell, transfer, pledge or otherwise dispose of, or otherwise encumber any of the Company’s stock of CCF.

The Loan Agreement and the Note each includes customary events of default, including, without limitation, payment defaults, breaches of representations and warranties, covenant defaults and bankruptcy or insolvency proceedings, the occurrence of which, after any applicable cure period, would permit CVB, among other things, to accelerate payment of all amounts outstanding under the Loan Agreement and the Note, as applicable, and to exercise its remedies with respect to the Collateral, including, without limitation, the sale of the Collateral.

The foregoing summary of the Loan Agreement, Note and the Pledge Agreement do not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Loan Agreement, Note and the Pledge Agreement, which are filed as Exhibits 10.1, 10.2 and 10.3, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in response to Item 1.01 in this Current Report on Form 8-K is incorporated herein by reference in its entirety.

Item 9.01.	Financial Statements and Exhibits.

(d)     Exhibits.

10.1	Business Credit Agreement, dated August 1, 2018, by and between Citizens Community Bancorp, Inc., and Chippewa Valley Bank National Association.
10.2	Business Note, dated August 1, 2018, issued by Citizens Community Bancorp, Inc. to Chippewa Valley Bank.
10.3	Collateral Pledge Agreement, dated August 1, 2018, by Citizens Community Bancorp, Inc., in favor of Chippewa Valley Bank.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CITIZENS COMMUNITY BANCORP, INC.

Date: August 6, 2018	By:	/s/ James S. Broucek
James S. Broucek
Chief Financial Officer